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                                                                    Exhibit  4.7

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER OF THIS
NOTE IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JUNE 27, 2002 (AS AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME), AMONG PCA INTERNATIONAL, INC., GS MEZZANINE PARTNERS II, L.P., AND GS MEZZANINE PARTNERS II OFFSHORE, L.P.

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

This debt instrument is issued at original issue discount.

The Company's Chief Financial Officer (815 Matthews - Mint Hill Road, Matthews, NC 28105), as a representative of the Company, will, beginning no later than 10 days after the Issue Date, promptly make available on request to holder(s) of this debt instrument the following information: issue price, amount of original issue discount, issue date, and yield to maturity.

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No. [___________]                                                    $__________
                     16.5% Senior Subordinated Note due 2010

PCA INTERNATIONAL, INC., a North Carolina corporation, promises to pay to [___________] or its registered assigns, the principal sum of [___________] Dollars on June 27, 2010.

Interest Payment Dates:  June 27 and December 27.
Record Dates:  June 15 and December 15.
Additional provisions of this Note are set forth on the other side of this Note.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                        PCA INTERNATIONAL, INC.

                                                        By:_____________________
                                                        Name:
                                                        Title:
Dated: June 27, 2002




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                          FORM OF REVERSE SIDE OF NOTE
                     16.5% Senior Subordinated Note due 2010

1.  Interest.

     The principal amount of this Note from time to time outstanding shall bear interest, payable semi-annually in arrears on June 27, and December 27, of each year commencing December 27, 2002 and, if different, on the Stated Maturity Date (each, an "Interest Payment Date") at the Applicable Rate (as defined below) per annum, until the principal amount of this Note has been paid in full. Interest on the principal amount of this Note shall accrue from the Closing Date, or the most recent date to which interest has been paid in cash or added to the principal of this Note, as Capitalized Principal (as defined below), until the principal of this Note is due and payable. All accrued and unpaid interest payable with respect to this Note for the period from the last Interest Payment Date shall be paid (a) on each Interest Payment Date occurring prior to or on June 27, 2007 by adding the same to the principal amount of the Note on such Interest Payment Date, whereupon the outstanding principal amount of this Note which bears interest as above set forth shall be increased by such amount, and
(b) on each Interest Payment Date occurring thereafter, at the election of the Company, either (i) in cash or (ii) by adding the same to the principal amount of this Note on such Interest Payment Date, whereupon the outstanding principal amount of this Note which bears interest as above set forth shall be increased by such amount.

     The "Applicable Rate" shall mean, at any time prior to December 27, 2007, 16.5% per annum, and at any time thereafter, (i) 18.5% per annum, to the extent that any Capitalized Principal that was added to the principal of this Note on or after December 27, 2007 shall remain outstanding, and (ii) 16.5% per annum, to the extent that all Capitalized Principal that was added to the principal of this Note on or after December 27, 2007 shall have been paid in full.

     At any time, the aggregate capitalized interest so added to the principal amount of this Note and which remains outstanding at such time shall be referred to for purposes of this Note as "Capitalized Principal."

     If an Event of Default occurs and is continuing, this Note will accrue interest at a rate per annum equal to 18.5% until such time as no Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable).

     Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in this Note and the Agreement (as defined below), be added to the principal amount of this Note or be paid to the Person in whose name this Note is registered at the close of business on the "Regular Record Date" for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

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2. Method of Payment.

     Holders must surrender Notes to collect principal and premium payments. The Company shall pay the principal amount in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make all cash payments in respect of a certificated Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to such effect designating such account no less than 15 days immediately preceding the due date for payment.

3. Purchase Agreement

     The Company issued the Notes, limited in initial aggregate principal amount to $30,000,000, under a Purchase Agreement, dated as of June 27, 2002 (the "Agreement"), among the Company and the Purchasers. The principal amount of the Notes shall be increased through the addition thereto of Capitalized Principal as provided herein. The terms of the Notes include those stated in the Agreement. Terms defined in the Agreement and used but not defined herein have the meanings ascribed thereto in the Agreement. The Notes are subject to all terms and provisions of the Agreement, and Holders are referred to the Agreement for a statement of such terms and provisions.

     The Agreement imposes certain limitations on the ability of the Company and their Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Agreement also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4. Optional Redemption.

     The Notes are subject to redemption, at the election of the Company, upon not less than ten (10) nor more than sixty (60) days' written notice, in whole or in part, at any time on or after June 27, 2005, and in the event of (A) an Initial Public Offering of the Company's Capital Stock on or after April 1, 2004, or (B) the occurrence of a Change of Control on or after April 1, 2004, in each case for cash equal to the sum of (x) the redemption price (the "Redemption Price") listed in the table below applicable to the date (the "Redemption Date") as of which such redemption is being effected, multiplied by the principal amount of the Notes being redeemed as of the Interest Payment Date immediately preceding the Redemption Date and after giving effect to the addition of Capitalized Principal added to the Notes up to and including such preceding Interest Payment Date, plus (y) all accrued and unpaid interest since the preceding Interest Payment Date, with respect only to Notes being repaid:

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--------------------------------------------------------------------------------
Redemption Date                                   Redemption Price

--------------------------------------------------------------------------------
April 2, 2004 - June 26, 2005                     106%
--------------------------------------------------------------------------------
June 27, 2005- June 26, 2006                      105%
--------------------------------------------------------------------------------
June 27, 2006- June 26, 2007                      104%
--------------------------------------------------------------------------------
June 27, 2007- June 26, 2008                      103%
--------------------------------------------------------------------------------
June 27, 2008- June 26, 2009                      102%
--------------------------------------------------------------------------------
June 27, 2009- June 26, 2010                      101%
--------------------------------------------------------------------------------
At June 27, 2010                                  100%
--------------------------------------------------------------------------------

     Notwithstanding the foregoing, at any time prior to April 1, 2004, up to 35% of the original principal amount of the Notes as of the Closing Date and up to 100% of the aggregate Capitalized Principal added to the principal amount of the Notes through and including the Interest Payment Date immediately preceding the Redemption Date may be redeemed from the gross proceeds of an Initial Public Offering or any subsequent public offering and issuance of common equity by the Company at a Redemption Price equal to 106% of the principal amount of the Notes being redeemed as of the Interest Payment Date immediately preceding the Redemption Date and after giving effect to the addition of Capitalized Principal added to the Notes on such preceding Interest Payment Date, together with all accrued and unpaid interest since the last Interest Payment Date, with respect only to Notes being repaid, provided that at least 65% of the original principal amount of the Notes remains outstanding.

     In addition, on any Interest Payment Date occurring on or prior to June 27, 2005, (a) all or any part of the excess of (x) the then accreted principal amount of the Notes (including all interest that has accrued through such Interest Payment Date) less (y) the original principal amount of the Notes, may be redeemed at a cash price that equals (i) 106% multiplied by the portion of such excess being redeemed minus (ii) 6% multiplied by the portion of such excess that represents interest accrued since the last Interest Payment Date and
(b) all or any part of original principal amount of the Notes may be redeemed at any time on or prior to June 27, 2005, at a cash price equal to the sum of (x) 100% of the portion of the original principal amount of the Notes being redeemed, plus (y) a premium (the "Make-Whole Premium") equal to (i) an amount equal to the present value of the remaining payments of interest on and redemption price of the Notes being redeemed, assuming that on the third anniversary the entire principal amount of such Notes (including all Capitalized Principal that would have been added to the principal amount of such Notes through the last Interest Payment Date) then outstanding will be redeemed at 106% of the principal amount thereof, together with accrued interest, and using an annual discount factor (applied semi-annually) equal to the Treasury Rate plus 50 basis points, less (ii) the original principal amount of the Notes being redeemed; provided, however, that in no case shall the Make-Whole Premium be less than zero. In addition, on any Interest Payment Date occurring after June 27, 2005, the Company shall have the redemption right set forth in clause (a) of the previous sentence; provided, however, that in calculating the amount to be paid by the Company, the calculations set forth in clause (a) of the previous sentence shall be modified by (i) replacing "106%" with the percentage set forth in the column "Redemption Price" of the above table that corresponds to the proposed date of redemption (the "Applicable Percentage") and (ii) replacing "6%" with the amount equal to the Applicable Percentage minus 100%.

     "Treasury Rate" shall mean a rate equal to the then current yield to maturity on the most actively traded U.S. Treasury security having a maturity nearest the third anniversary from the Closing Date. In the event there are not actively traded U.S. Treasury securities with a maturity equal to the remaining average life of the Notes, then the yield to maturity shall be determined by linear interpolation using the closest, but shorter, maturity for actively traded U.S. Treasury securities and the closest, but longer, maturity for actively traded U.S. Treasury maturities.

     Each of the foregoing prepayment options must relate to an aggregate principal amount of Notes of at least $2,000,000.

5. Sinking Fund.

     The Notes are not subject to any sinking fund.

6. Notice of Redemption.

     Notice of redemption will be sent by facsimile or by first-class mail at least ten (10) days but not more than sixty (60) days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 (in principal amount) may be redeemed in part but only in multiples of $1,000 (in principal amount).

7. Offer to Repurchase Notes upon Change of Control and Asset Disposition.

     (a) Upon the occurrence of a Change of Control, the Company shall offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Agreement.

     (b) When the aggregate amount of the Net Cash Proceeds from an Asset Sale that the Company does not apply, or decides not to apply, in accordance with
Section 8.4(b) of the Agreement (the "Net Proceeds Offer Amount") exceeds $5,000,000, the Company shall make a Net Proceeds Offer to purchase the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount, at an offer price in an amount equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

8. Denominations.

     The Notes are in registered form without coupons in denominations of $1,000 (in principal amount) and multiples thereof.

9.  Subordination

     The Notes are subordinated to Senior Indebtedness, as defined in the Agreement. To the extent provided in the Agreement, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Agreement.

10. Persons Deemed Owners.

     The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Amendment, Waiver.

     The Agreement or the Notes may be amended and any default may be waived without prior notice to any Holder but with the written consent of the Required Holders; provided, however, that no such amendment or waiver may, without the prior written consent of the Holder of each Note then outstanding and affected thereby, (a) reduce the principal of (or premium, if any) or rate of interest on, any Note, (b) postpone the date fixed for any payment of principal of (or premium, if any) or interest on any Note (other than a waiver of any increase in the interest rate on the Notes upon the occurrence of an Event of Default pursuant to Section 12.2 of the Agreement), (c) change the ranking or priority of the Notes or the percentage of the aggregate principal amount of the Notes the Holders of which shall be required to consent or take any other action under
Section 16.4 or any other provision of the Agreement or (d) modify or change any provision of the Agreement (or the related definitions) affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders; provided, further, that no such amendment or waiver may, without the prior written consent of GS Mezzanine (so long as GS Mezzanine owns any Securities), amend or waive the provisions of Sections 7.7 or 7.9 of the Agreement. No amendment or waiver of the Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon.

12. Defaults, Remedies and Acceleration.

     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Holders of a majority in aggregate principal amount of the outstanding Notes may declare the principal amount of and accrued but unpaid interest on all the Notes to be due and payable, subject to the terms and conditions of the Purchase Agreement.

13. No Recourse Against Others.

     Other than the Company, no past, present or future director, officer, employee or stockholder or Affiliate of such parties, as such, of the Company or any of its Subsidiaries shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes, the Agreement or any related document, for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

15. Governing Law.

     THIS NOTE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
I or we assign and transfer this Note to (Print or type assignee's name, address, and zip code)
         (Insert assignee's soc. sec. or tax I.D. No.)
and irrevocably appoint [___________] agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________

Date: ________________________  Your Signature: ________________________

________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to have this Note purchased by the Company pursuant to Section
7.8 (Change of Control) of the Agreement, check the box: [_]

     If you want to have only part of this Note (equal to $1,000 or an integral multiple thereof) purchased by the Company pursuant to Section 7.8 (Change of Control) of the Agreement, state the principal amount (including Capitalized Principal) of such part:

          $


Date: ________________ Your Signature: _________________________________________
                                       (Sign exactly as your name appears on the other side of the Note)


     Signature Guarantee: ______________________________________________________
                          Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Company.